Exhibit 99.1
LIZ CLAIBORNE INC. REORGANIZES COMPANY AND REALIGNS MANAGEMENT STRUCTURE
Company Will Operate Via Two Distinct Divisions: A Brand-Centric, Vertically Organized
“Direct Brands” Division and a Customer-Focused, Cost Efficient “Partnered Brands” Division
General Electric Finance Executive Andrew C. Warren Named Chief Financial Officer;
Additional Appointments Strengthen Management Team

NEW YORK, June 20, 2007 — Liz Claiborne Inc. (NYSE: LIZ) today announced that it will reorganize into two divisions, “Direct Brands” and “Partnered Brands.” The reorganization reflects the different skills, capabilities, investment criteria, and financial structure required by these two distinct businesses, and supports the new strategy that will be discussed next month. The company also announced changes to its management structure and several appointments within its senior management team, including the appointment of Andrew C. Warren as Chief Financial Officer, effective July 9, 2007.
Chief Executive Officer William L. McComb stated, “Today’s announcement establishes the framework of the organizational structure that will support the strategic initiatives we plan to unveil at our July 11th Investor Day. This is a crucial step in remaking Liz Claiborne Inc. into a more brand-focused and cost-effective business that can successfully navigate a rapidly changing retail environment. Accordingly, this new organizational structure puts ‘brand’ at the center of all we do, enabling a more consistent, focused approach to brand strategy for all of the names in our portfolio.”
Trudy Sullivan, President of Liz Claiborne Inc., said, “This new structure reflects the distinct needs of our Direct Brands versus Partnered Brands, which have different growth prospects, capital requirements and cultural profiles. Our retail-based Direct Brands division will benefit from enhanced retail infrastructure and capabilities, while our wholesale-based Partnered Brands division will be better positioned to meet the needs of specific customers. While there are clearly overlapping channel dynamics, we want to manage these businesses as two distinct divisions and report on their performance with a set of metrics that is more appropriate to these different business models.”
Direct Brands
As part of the realignment, the company’s previous five Group President positions will be eliminated. Jill Granoff, formerly Group President, Direct-to-Consumer, will be Executive Vice President, Direct Brands, and will now be responsible for global oversight of Juicy Couture, Lucky Brand and Sigrid Olsen, as well as the company’s outlet and e-commerce operations. She will report to Mr. McComb. The company plans to announce leadership for the Kate Spade business shortly, which will also report to Mr. McComb.
Juicy Couture, Kate Spade, Lucky Brand and Mexx will operate under brand-centric, vertical organizational structures. Under this alignment, these four brands will have their own distinct marketing, licensing and accessories functions while managing their specialty retail, outlet, catalog/e-commerce and wholesale businesses. The founders of Juicy Couture and Lucky Brand Jeans — Pamela Skaist-Levy and Gela Taylor (Juicy Couture); and Gene Montesano and Barry Perlman (Lucky Brand) — will continue to be actively involved with their respective brands, lending their unique creative expertise and vision to the next phase of their growth.
The company believes these vertically integrated, brand-centric structures will provide clearer focus and prioritization of the retail-based brands and better enable it to capitalize on the significant growth opportunities for core lifestyle brands, such as Juicy Couture, Kate Spade, Lucky Brand and Mexx.

Partnered Brands
Ms. Sullivan will lead the Partnered Brands division which encompasses global oversight of the following five business groups: 1) Liz Claiborne/Claiborne, Monet and the Moderate Department Store Brands; 2) C&C California, Dana Buchman, Ellen Tracy, Enyce, Laundry by Design, Mac & Jac/Kensie, and Prana; 3) JC Penney, Kohl’s and Sears; 4) DKNY® Jeans and DKNY® Active; and 5) Cosmetics and Fragrances. She will continue to report to Mr. McComb.
The reorganization under the company’s Partnered Brands division signals a new customer-focused approach that aims to foster cooperative, coordinated partnerships with the company’s retail customers. Under the new structure, people and resources will be focused on developing highly desired product supported by great branding and an enhanced supply chain to deliver improved margins and faster inventory turns.
“The supply chain for the corporation will continue to report to Mike Scarpa, our COO,” added Mr. McComb. “While there will be dedicated leaders in each division driving strategies appropriate for their respective businesses, we continue to see advantages in leveraging this capability across the total corporation. We will discuss these initiatives and their associated capital needed on July 11th.”
The company also announced that Andrew Warren has been appointed Chief Financial Officer and will report to Bill McComb. Mr. Warren has held numerous finance positions at General Electric over the past 18 years, including Executive Vice President and Chief Financial Officer for NBC Universal Television Group. Most recently, he served as Senior Operations Leader, GE Audit Staff, where he helped lead the divestiture of GE’s Plastics division. Mr. Warren began his career in the Financial Management Program at GE.
Mr. McComb continued, “We’re thrilled to welcome Andy to Liz Claiborne Inc. He is a tremendous addition to our team and brings a deep background in finance and administration, having served in numerous senior financial positions at one of the world’s leading corporations, including as CFO for the NBC Universal television division of General Electric. We were especially impressed by Andy’s contributions to that non-industrial, highly creative business. We’re also pleased to have enhanced our talented senior management team with these other appointments, and I look forward to collaborating with this strong and dedicated group of experienced leaders to deliver for our customers and our shareholders. Finally, I would like to recognize the important role played by our Group Presidents in the company’s development — we thank them for their valuable contributions.”
Ms. Sullivan will also be responsible for International Operations (including Mexx Europe and Liz Claiborne Canada), Global Strategy, Planning & Research, a new function, and Brand Development, including oversight of “next generation” brands. The CEO of the company’s Mexx operations, Jeff Fardell, will report to her.
Other reports to Mr. McComb include: Chief Operating Officer Michael Scarpa; Senior Vice President, Human Resources Lawrence D. McClure; Chief Creative Officer Tim Gunn; and Roberta Karp, formerly Senior Vice President, Corporate Affairs and General Counsel, who has been named Senior Vice President, Business Development and Legal/Corporate Affairs. Nicholas Rubino, previously Vice President, Deputy General Counsel and Corporate Secretary, has been appointed Vice President, General Counsel and Corporate Secretary, reporting to Ms. Karp. The company is discussing the possibility of other opportunities within the organization for Pamela Thomas-Graham, previously Group President, Better and Moderate Apparel.
Additional Reporting Detail
Reporting to Ms. Sullivan will be:
•	Lilach Asofsky, Vice President, Marketing

•	Benedetta Casamento, President, Liz Claiborne/Claiborne, Monet and Moderate Department Store Brands

•	Jeff Fardell, CEO, Mexx Europe

•	Karen Greenberg, President, J.C. Penney, Kohl’s and Sears brands

•	Aru Kulkarni, Chief Customer Officer, Partnered Brands

•	Walter LaMothe, CEO, Liz Claiborne Canada

•	Kevin Monogue, President, DKNY Jeans and DKNY Active

•	Lori O’Rourke, Vice President, Planning and Research

•	Art Spiro, President, Cosmetics and Fragrances

•	Janice Sullivan, President, Narciso Rodriguez

•	Mark Walsh, President, Portfolio Brands (C&C California, Dana Buchman, Ellen Tracy, Enyce, Laundry by Design, Mac & Jac/Kensie and Prana)
Reporting to Ms. Granoff will be:
•	Beth Cohn, Vice President/General Manager, Juicy Couture Retail

•	Barry Landau, Vice President — Planning and Allocation

•	Brad Lenz, Vice President — International/SIS Store Design and Construction

•	Andrew McLean, President, Outlet

•	Trent Merrill, Senior Vice President, Real Estate and Construction

•	Liz Munoz, President, Lucky Brand Jeans

•	Suzanne Norris, Vice President, E-commerce

•	Barry Zelman, President, Sigrid Olsen

•	A search is currently underway for a President of Juicy Couture.
The company will provide information regarding portfolio management, operational structure, cost management and efficiencies and shareholder returns at its Investor Day event in New York City on July 11, 2007.
About Liz Claiborne Inc.
Liz Claiborne Inc. designs and markets an extensive range of branded women’s and men’s apparel, accessories and fragrance products. Our diverse portfolio of quality brands — available domestically and internationally via wholesale and retail channels — consistently meets the widest range of consumers’ fashion needs, from classic to contemporary, active to relaxed and denim to streetwear. Liz Claiborne Inc.’s brands include Axcess, Bora Bora, C & C California, Claiborne, Concepts by Claiborne, Curve, Dana Buchman, Ellen Tracy, Emma James, Enyce, First Issue, Intuitions, J.H. Collectibles, Juicy Couture, Kate Spade, Kensie, Kensiegirl, Laundry by Design, Laundry by Shelli Segal, LIZ, Liz Claiborne, Liz & Co., Lucky Brand Jeans, Mac & Jac, Mambo, Marvella, Mexx, Monet, Monet 2, Prana, Ratio, Realities, Sigrid Olsen, Soul, Spark, Stamp 10, Tapemeasure, Tint, Trifari, Villager and Yzza. In addition, Liz Claiborne Inc. holds the exclusive, long- term license to produce and sell men’s and women’s collections of DKNY Jeans and DKNY Active in the Western Hemisphere. The Company also has the exclusive license to produce jewelry under the Kenneth Cole New York and Reaction Kenneth Cole brand names. The initial term of the license agreement expired on December 31, 2006 and the Company is currently in discussions with the licensor regarding the renewal of the agreement for an additional term. In May 2007, the Company entered into a partnership agreement with designer Narciso Rodriguez, providing for 50 percent ownership of the Narciso Rodriguez name and trademarks and an exclusive license to operate the Narciso Rodriguez business worldwide.
Contacts
Investor Relations
Robert J. Vill, Vice President — Finance and Treasurer +1-201-295-7515
Media
Jane Randel, Vice President, Corporate Communications, +1-212-626-3408